                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      -------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) May 24, 2004
                                                           ------------


                         CENTURY BUSINESS SERVICES, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


            Delaware                                     22-2769024
-------------------------------             ------------------------------------
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                                     0-25890
                            ------------------------
                            (Commission File Number)



                    6050 Oak Tree Boulevard South, Suite 500
                              Cleveland, Ohio 44131
                    (Address of Principal Executive Offices)
                                   (Zip Code)
         Registrant's Telephone Number, Including Area Code 216-447-9000




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ITEM 5. OTHER EVENTS.

On May 18, 2004, Century Business Services, Inc. (the Company) became aware of a press release issued by the Law Office of Brian Berry, plaintiffs' co-counsel in the case In Re Heritage Bond Litigation, 02-ML-1475 DT (RCx), pending in the Central District of California, in which plaintiffs allege numerous claims, including mismanagement and misappropriation of funds from a bond financing, against unrelated parties, The Heritage Group and its trustee, U.S. Trust. As part of this case, the plaintiffs brought an action against two of the Company's subsidiaries (CBIZ Valuation Group, Inc. and CBIZ Accounting, Tax & Advisory, Inc.) alleging negligence in connection with the provision of valuation and feasibility study services to The Heritage Group. These claims have been pending since 2001 and relate to services performed from 1996 through 1999.

The Company recently discovered that on April 22, 2004, the Magistrate Judge handling discovery issues in the case entered an order (the "April 22nd Order") treating CBIZ Valuation as if it had admitted certain facts as a result of the failure by the Company's former outside counsel handling the case to timely file a discovery response. This law firm did not inform the Company or its subsidiary that it had missed the discovery response filing deadline or that the April 22nd Order had been entered against the Company's subsidiary. Therefore, until recently the Company was unaware of this procedural ruling.

The Company has retained Irell & Manella LLP to represent its subsidiaries in connection with this case going forward. A motion has been filed requesting the District Court to overturn the April 22nd Order and a hearing on the motion is scheduled to be heard on June 28, 2004. The Company is uncertain as to whether the April 22nd Order will be overturned and what effect this development may have on the litigation. Although the Company cannot predict the outcome of this case, the Company continues to believe that it has a strong defense to the claims against its subsidiaries.

On May 19, 2004, the Company received an offer and demand from the plaintiffs in the amount of $12.5 million to settle the matter. Discovery in this matter currently is set to continue through August 2004. The Company will continue to vigorously defend this matter regardless of the outcome of the hearing on June 28th. Although the ultimate disposition of this proceeding is not presently determinable, management continues to believe that the ultimate resolution of this matter will not have a material adverse effect on the financial condition, results of operations or cash flows of CBIZ.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CENTURY BUSINESS SERVICES, INC.
Date:  May 24, 2004


                                            /s/ WARE H. GROVE
                                            ----------------------------------
                                            Ware H. Grove
                                            Chief Financial Officer